LSB INDUSTRIES, INC.
                       SUBSIDIARY LISTING
                      as of March 31, 2000


LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

     Prime Financial Corporation
          Prime Holdings Corporation (f/k/a Tower IV Corporation, f/k/a LSB Leasing Corp.)
          Northwest Capital Corporation
          Northwest Energy Enterprises, Inc.
          Tower Land Development Corp.
          ClimaChem, Inc. (5% stock ownership)

     LSB Holdings, Inc.
          LSB-Europa Limited
LSB Industries Int'l Corp. (f/k/a LSB Indonesia
          Corporation, f/k/a    LSB Corporation)
          Summit Machine Tool Inc. Corp.
               Saffron Corporation
               Explosives Equipment Corp.
               Clipmate Corporation (20% held by Waldock and
            Starrett)
          L&S Automotive Technologies, Inc. (f/k/a L&S Automotive
          Products    Co.)
          Climatex, Inc.
          LSB Financial Corp.
          Aerobit Industries, Limited (7.98% held by Horovitz and
Landsome)
          Climate Master International Limited
          ROL-BIT Ltd. (5% held by Horovitz)

     ClimateCraft Technologies, Inc.

INDUSTRIAL PRODUCTS BUSINESS

     Summit Machine Tool Manufacturing Corp.
     Hercules Energy Mfg. Corporation
          Morey Machinery Manufacturing Corporation (f/k/a
          Fertilizer
            Equipment Corp.) (10% held by Jonathon Morey)

ENVIRONMENTAL/CHEMICAL BUSINESS

     ClimaChem, Inc. (95% stock ownership)
          Northwest Financial Corporation
          Climate Mate, Inc.
          The Environmental Group International Limited
          LSB Chemical Corp.
               LSB Australia Pty. Ltd. (f/k/a Total Energy
Systems Limited)
                    Total Energy Systems (NZ) Limited
                    T.E.S. Mining Services Pty. Ltd.
                    Total Energy Systems (International) Pty Ltd
               El Dorado Chemical Company
                    Slurry Explosive Corporation
               El Dorado Nitrogen Company (f/k/a LSB Nitrogen
               Corporation,
                 f/k/a LSB Import Corp.)
               DSN Corporation
               Universal Tech Corporation
          The Environmental Group, Inc.
          International Environmental Corporation
          Climate Master, Inc.
          CHP Corporation
               Koax Corp.
          The Climate Control Group, Inc. (f/ka APR Corporation) ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems,
Inc.)
          ACP International Limited (f/k/a ACP Manufacturing
Corp.)
          ThermalClime, Inc. (f/k/a LSB South America
Corporation)
          MultiClima Holdings, Inc. (f/k/a LSB International
Corp.)

AUTOMOTIVE PRODUCTS BUSINESS

     LSA Technologies Inc.
          L&S Automotive Products Co. [DE]
               L&S Bearing Co. (f/k/a L&S Automotive Products
               Co., f/k/a    LSB Bearing Corp.)
                    International Bearings, Inc.
               LSB Extrusion Co.
               Rotex Corporation
               Tribonetics Corporation